(EXHIBIT 10)







                                 February 14, 1996




Mr. Charles P. McCormick, Jr.
6761 S.E. North Marina Way
Stuart, Florida 34996

Dear Buzz:

     On behalf of the Board of Directors of McCormick & Company, Incorporated (the "Company"), this letter agreement will confirm your election, effective as of December 1, 1995, to the roles of Chairman of the Board and Chief Executive Officer of the Company by unanimous vote of the Board at its meeting on November 20, 1995.

     In your capacity as Chairman and Chief Executive Officer, you have agreed to provide your counsel, guidance and expertise regarding the business of the Company, as requested by the Board of Directors. To that end, it is anticipated that such consultative services will require that you devote your full time and attention to the affairs of the Company. You have agreed to continue to provide such services as Chairman and Chief Executive Officer until such time as the Board of Directors has determined that an orderly transition of those positions and their attendant duties can be effectuated.

     In consideration of your agreement to render such services, you will receive a monthly stipend of Forty-Seven Thousand Five Hundred Eighty-Three Dollars and Thirty-Three Cents ($47,583.33) payable on or about the fifteenth day of each month, together with such additional cash payments as may be deemed appropriate by the Compensation Committee of the Board of Directors consistent with the performance of the Company. In addition, the Company will reimburse you for reasonable and customary expenses incurred by you in providing such services, including, but not necessarily limited to, travel expenses, meals, lodging, and business related entertainment.






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Charles P. McCormick, Jr.
February 14, 1996
Page 2



     If the foregoing correctly expresses our understanding, please sign a copy of this letter in the space provided below and return it to me.

                                 Very truly yours,

                                 McCORMICK & COMPANY, INCORPORATED



                                 By: /s/ Robert J. Lawless
                                     Robert J. Lawless
                                     President & COO



                                 By: /s/ Karen D. Weatherholtz
                                     Karen D. Weatherholtz
                                     Vice President-Human Relations
                                     Secretary-Compensation
                                        Committee

AGREED AND ACCEPTED this
14th day of February, 1996.



By: /s/ Charles P. McCormick, Jr.
    Charles P. McCormick, Jr.


















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